                                                              EXHIBIT 99.7(v)(i)


                                 AMENDMENT NO. I

                     To the Automatic Reinsurance Agreement

                                     Between

            The Manufacturers Life Insurance Company of North America

                                       And

                AXA CORPORATE SOLUTIONS LIFE REINSURANCE COMPANY

Except as hereinafter specified all terms and conditions of the Automatic Reinsurance Agreement effective the 1st day of May, 2000, amendments and addenda attached thereto, shall apply, and this Amendment is to be attached to and made a part of the aforesaid Agreement.

It is agreed by the two companies as follows:

1. The attached Schedule B will be substituted for the corresponding schedule attached to this Agreement indicating the new fund which has been added to the Agreement.

2.       This Amendment shall be effective November 1, 2000.


IN WITNESS WHEREOF, the Company and AXA have caused their names to be subscribed and duly attested hereunder by their respective Authorized Officers.


THE MANUFACTURERS LIFE INSURANCE COMPANY OF NORTH AMERICA

By:  _____________________________  Attest: ___________________________

Title: ____________________________ Title: ____________________________

Date: ____________________________  Date: ____________________________


AXA CORPORATE SOLUTIONS LIFE REINSURANCE COMPANY

By:  _____________________________  Attest: ___________________________

Title: ____________________________ Title: ____________________________

Date: ____________________________  Date: _____________________________

                                   Schedule B

                                Investment Funds

                                 VARIABLE FUNDS
-----------------------------------------------------------------------------------------------------------------------
AIM                                      Manufacturers Advisor Corporation          T. Rowe Price
---                                      ---------------------------------          -------------
Mid Cap Growth Trust                     Pacific Rim Emerging Markets Trust         Equity Income Trust
Aggressive Growth Trust                  Money Market Trust                         Blue Chip Growth Trust
                                         Quantitative Equity Trust                  Science & Technology Trust
CGTC                                     Real Estate Securities Trust
----                                     Lifestyle Conservative 280 Trust
Diversified Bond Trust                   Lifestyle Moderate 460 Trust               PIMCO
Income & Value Trust                     Lifestyle Balanced 640 Trust               -----
US Large Cap Value Trust                 Lifestyle Growth 820 Trust                 Global Bond Trust
Small Company Blend Trust                Lifestyle Aggressive 1000 Trust            Total Return Trust
                                         International Index Trust
                                         Total Stock Market Index Trust             Rowe Price -- Flem.
                                         500 Index Trust                            -------------------
Fidelity                                 Midl Cap Index Trust                       International Stock Trust
--------                                 Small Cap Index Trust
Mid Cap Blend Trust
Large Cap Growth Trust                   Mitchell Hutchins                          Templeton
Overseas Trust                           -----------------                          ---------
                                         Tactical Allocation Trust                  International Value Trust

Founders                                 Munder                                     Rosenberg Inst.
--------                                 ------                                     ---------------
Balanced Trust                           Internet Technologies Trust                Small Company Value Trust
International Small Cap Trust
                                         Merrill Lynch                              Salomon
                                         -------------                              --------
Franklin                                 ML Basic Value Focus Trust *               US Government Securities Trust
--------                                 ML Special Value Focus Trust *             Strategic Bond Trust
Emerging Small Company Trust             ML Developing Capital Markets Trust *

Janus                                                                               SsgA
-----                                    Miller Ander. Sher.                        ----
Dynamic Growth Trust                     -------------------                        Growth Trust
                                         Value Trust
                                         High Yield Trust                           Wellington
                                                                                    ----------
                                         MORGAN STANLEY                             Growth & Income Trust
                                         Global Equity Trust                        Investment Quality Bond Trust
                                                                                    Mid Cap Stock Trust

                                                                                    Jennison Associates
                                                                                    -------------------
                                                                                    Capital Appreciation Trust


                                                     *Excludes Strategy Plan


                                   FIXED FUNDS
                                   -----------
                                   One Year
                                   DCA Twelve Month
                                   DCA Six Month